Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1995
Distribution Date of June 15, 1995

Original Pool Amount                   $280,021,471.35

Beginning Pool Balance                 $175,626,121.20
Beginning Pool Factor                        0.6271881

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $6,683,957.37
  Interest Collected                     $1,269,175.86

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $264,905.32
Total Additional Deposits                  $264,905.32

Repos/Chargeoffs                           $131,502.23
Aggregate Number of Notes Charged Off               14

Total Available Funds                    $8,218,038.55

Ending Pool Balance                    $168,810,661.60
Ending Pool Factor                           0.6028490

Servicing Fee                              $146,355.10

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $11,472,579.29
  Target Percentage                              6.50%
  Target Balance                        $10,972,693.00
  Minimum Balance                        $5,600,429.43
  (Release)/Deposit                       $(499,886.28)
  Ending Balance                        $10,972,693.00

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,145,037.47      1,026
    31-60 days                              110,569.20        117
    60+ days                                 26,838.06         22

    Total                                 1,282,444.73      1,028

  Balances:
    60+ days                                375,105.45         22

Memo Item - Reserve Account

  Prior Month                           $11,415,697.88
  + Invest. Income                           56,881.41
  - Withdrawal                                    0.00
    Beginning Balance                   $11,472,579.29

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $280,021,471.35     $89,606,000.00    $180,614,000.00      $9,801,471.35
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               4.531%             5.930%             6.260%

Beginning Pool Balance                    $175,626,121.20
Ending Pool Balance                       $168,810,661.60

Collected Principal                         $6,683,957.37
Collected Interest                          $1,269,175.86
Charge-Offs                                   $131,502.23
Servicing                                     $146,355.10
Cash Transfer from Reserve Account                  $0.00
  Total Collections Available
    for Debt Service                        $7,806,778.13

Beginning Balance                         $169,810,845.47              $0.00    $160,936,582.28      $8,874,263.19

Interest Due                                  $841,589.01              $0.00        $795,294.94         $46,294.07
Interest Paid                                 $841,589.01              $0.00        $795,294.94         $46,294.07
Principal Due                               $6,815,459.60              $0.00      $6,508,763.92        $306,695.68
Principal Paid                              $6,815,459.60              $0.00      $6,508,763.92        $306,695.68
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $162,995,385.87              $0.00    $154,427,818.37      $8,567,567.50
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.00       0.8550157705       0.8741103450

Total Distributions                         $7,657,048.61              $0.00      $7,304,058.86        $352,989.75

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $149,729.52

Beginning Reserve Account Balance          $11,472,579.29
(Release)/Draw                               $(499,886.28)
Ending Reserve Account Balance             $10,972,693.00

Memo Item - Advances:
 Servicer Advances - Current Month             $76,524.33
 Total Outstanding Servicer Advances        $2,634,375.20

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Jan 1995          Feb 1995          Mar 1995         Apr 1995           May 1995
Beg. Pool Balance        $206,379,528.78   $198,921,224.81   $191,225,748.38   $183,607,976.18   $175,626,121.20

A) Loss Trigger:
Principal of Contracts
  Charged off                $278,730.90       $355,748.09        $54,301.50       $256,743.69       $131,502.23
Recoveries                    $98,943.32        $81,007.02       $409,655.39        $62,308.63       $264,905.32


Total Charged off
  (Months 5,4,3)             $688,780.49
Total Recoveries
  (Months 3,2,1)              736,869.34
Net Loss/(Recoveries)
  for 3 Mos.                 $(48,088.85)(a)

Total Balance
  (Months 5,4,3)         $596,526,501.97(b)

Loss Ratio [(a/b)(12)]          (0.0967%)

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                   $1,117,386.14       $306,306.66       $375,105.45
  As % of Beginning
    Pool Balance                                                    0.58433%          0.16683%          0.21358%
  Three Month Average                                               0.38199%          0.33112%          0.32158%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer